                                  EXHIBIT 10.19
                                CREDIT AGREEMENT

                          COMMITTED LINE OF CREDIT NOTE

$25,000,000                                         December 21, 2001

FOR VALUE RECEIVED, SEI INVESTMENTS COMPANY (the "Borrower"), with an address at 1 Freedom Valley Drive, Oaks, PA 19456, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, PA 19103, or at such other location as the Bank may designate from time to time, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below:

1. Advances. The Borrower may request advances, repay and request additional
   --------
advances hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined). The "Expiration Date" shall mean December 19, 2002, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. The Borrower may request advances hereunder upon giving oral or written notice to the Bank by 1:00 p.m. (Philadelphia, Pennsylvania time) (a) on the day of the proposed advance, in the case of advances to bear interest under the Base Rate Option (as hereinafter defined) and (b) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the Euro-Rate Option (as hereinafter defined), followed promptly thereafter by the Borrower's written confirmation to the Bank of any oral notice. The aggregate unpaid principal amount of advances under this Note shall not exceed the face amount of this Note.

2. Rate of Interest. Each advance outstanding under this Note will bear interest
   ----------------
at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an "Option"):

     (i) Base Rate Option. A rate of interest per annum which is at all times
         ----------------
equal to the Prime Rate ("Base Rate"). For purposes hereof, the term "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Base Rate Option.

     (ii) Euro-Rate Option. A rate per annum equal to the sum of (a) the
          ----------------
Euro-Rate plus (b) one hundred twenty-five (125) basis points (1.25%), for the applicable Euro-Rate Interest Period.

For purposes hereof, the following terms shall have the following meanings:

     "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Philadelphia, Pennsylvania. "Euro-Rate" shall mean, with respect to any advance to which the Euro-Rate Option applies for the applicable Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such advance and having a borrowing date and a

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     maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

     "Euro-Rate Interest Period" shall mean the period of one (1), two (2), three (3) or six (6) months selected by the Borrower commencing on the date of disbursement of an advance (or the date of conversion of an advance to the Euro-Rate Option, as the case may be) and each successive period selected by the Borrower thereafter; provided, that if a Euro-Rate Interest
                                          --------
     Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

     "Euro-Rate Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

The Euro-Rate shall be adjusted with respect to any advance to which the Euro-Rate Option applies on and as of the effective date of any change in the Euro-Rate Reserve Percentage. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Bank shall give ten (10) business days notice thereof to the Borrower. After the Borrower's receipt of such notice and until the Bank notifies the Borrower in writing that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the Euro-Rate Option shall be converted at the expiration of the then current Euro-Rate Interest Period(s) to the Base Rate Option.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans under the Euro-Rate Option, the Bank shall notify the Borrower in writing. Upon receipt of such notice, until the Bank notifies the Borrower in writing that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all advances then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option either (i) on the last day of the then current Euro-Rate Interest Period(s) if the Bank may lawfully continue to maintain advances under the Euro-Rate Option to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances under the Euro-Rate Option.

The foregoing notwithstanding, it is understood that the Borrower may select different Options to apply simultaneously to different portions of the advances and may select up to three (3) different interest periods to apply simultaneously to different portions of the advances bearing interest under the Euro-Rate Option. Interest hereunder will be calculated on the basis of a year of 360 days for the actual number of days elapsed. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

3. Interest Rate Election. Subject to the terms and conditions of this Note, at
   ----------------------
the end of each interest period applicable to any advance, the Borrower may renew the Option applicable to such advance or convert such advance to a different Option; provided that, during any period in which any Event of Default
                  -------- ----
(as hereinafter defined) has occurred and is continuing, any advances bearing interest under the Euro-Rate Option shall, at the

Bank's sole discretion, be converted at the end of the applicable Euro-Rate Interest Period to the Base Rate Option and the Euro-Rate Option will not be available to Borrower with respect to any new advances until such Event of Default has been cured by the Borrower or waived by the Bank. The Borrower shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the advances then outstanding to be allocated to each Option and where relevant the interest periods therefor. In the case of converting to the Euro-Rate Option, such notice shall be given at least three
(3) Business Days prior to the commencement of any Euro-Rate Interest Period. If no notice of conversion or renewal is timely received by the Bank, the Borrower shall be deemed to have converted such advance to the Base Rate Option. Any such election shall be promptly confirmed in writing as provided herein, including, without limitation, by electronic mail or facsimile.

4. Advance Procedures. A request for advance made by telephone must be promptly
   ------------------
confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances except in the event of the Bank's gross negligence. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment.

5. Payment Terms. The Borrower shall pay accrued interest on the unpaid
   -------------
principal balance of this Note in arrears: (a) for the portion of advances bearing interest under the Base Rate Option, on the first day of each quarter during the term hereof, (b) for the portion of advances bearing interest under the Euro-Rate Option, on the last day of the respective Euro-Rate Interest Period for such advance, (c) if any Euro-Rate Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full. All outstanding principal and accrued interest hereunder shall be due and payable in full on the Expiration Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment if not paid when due, including any applicable cure period. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

6. Late Payments; Default Rate. If the Borrower fails to make any payment of
   ---------------------------
principal, interest or other amount coming due pursuant to the provisions of this Note within 10 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of two percent (2%) of the amount of such payment or $250.00 (the "Late Charge"). Such 10 day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank's option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purposes of defraying the Bank's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

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7. Prepayment. The Borrower shall have the right to prepay at any time and from
   ----------
time to time, in whole or in part, without penalty, any advance hereunder which is accruing interest under the Base Rate Option. If the Borrower prepays (whether voluntary, on default or otherwise) all or any part of any advance which is accruing interest under the Euro-Rate Option on other than the last day of the applicable Euro-Rate Interest Period, the Borrower shall pay to the Bank, on demand therefor, all amounts due pursuant to paragraph 8 below, including the Cost of Prepayment, if any.

8. Yield Protection. The Borrower shall pay to the Bank, on written demand
   ----------------
therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest under the Euro-Rate Option) which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof, (ii) the Borrower's revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance, or (iii) the Borrower's payment, prepayment or conversion of any advance bearing interest under the Euro-Rate Option on a day other than the last day of the applicable Euro-Rate Interest Period, including but not limited to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

9. Other Loan Documents. This Note is issued in connection with a Letter
   --------------------
Agreement between the Borrower and the Bank dated on or before the date hereof, and the other agreements and documents executed in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the "Loan Documents"), and is secured by the property described in the Loan Documents (if any) and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

10. Events of Default. The occurrence of any of the following events will be
    -----------------
deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money in an aggregate amount in excess of $500,000, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor which individually or when combined with other such judgments causes

                                                                              98
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the aggregate of such judgments in excess of confirmed insurance coverage to exceed $2,000,000 and the failure of such Obligor to discharge the judgment within 30 days of the entry thereof; (viii) any material adverse change in any Obligor's business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xi) any Obligor's failure to observe or perform after the lapse of any required notice or cure period any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank. As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the Borrower's obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank's option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank's option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

11. Right of Setoff. In addition to all liens upon and rights of setoff against
    ---------------
the Borrower's money, securities or other property given to the Bank by law, upon the occurrence of an Event of Default the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all of the Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Group, Inc., whether held in a general or special account or deposit, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such right of setoff may be exercised without demand upon or notice to the Borrower upon the occurrence of an Event of Default.

12. Miscellaneous. All notices, demands, requests, consents, approvals and other
    -------------
communications required or permitted hereunder must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by electronic mail or by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the addresses for the Bank and the Borrower set forth above or to such other address as either may give to the other in writing for such purpose. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. No modification, amendment or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom will be effective unless made in a writing signed by the Bank and the Borrower. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this
Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that
                                                        --------  -------
the Borrower may not assign this Note in whole or in part without the Bank's written consent and the Bank at any time may assign this Note in whole or in part.

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This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

13. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE
    --------------------
BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.


[SEAL]                                        SEI INVESTMENTS COMPANY


Attest:                                       By:      s/s Kathy Heilig
       -------------------------------           ----------------------------


Print Name:                                   Print Name: Kathy Heilig
           --------------------------

Title:                                        Title:  Controler and Treaserur
      --------------------------------

December 21, 2001

SEI Investments Company
1 Freedom Valley Drive
Oaks, PA  19456
Attention:  Robert M. Silvestri

Re:  $25,000,000 Committed Line of Credit
     ------------------------------------

Ladies and Gentlemen:

     We are pleased to inform you that PNC Bank, National Association (the "Bank"), has approved your request for a committed line of credit to SEI Investments Company (the "Borrower"). We look forward to this opportunity to help you meet the financing needs of your business. All the details regarding your line of credit are outlined in the following sections of this letter.

1. Facility and Use of Proceeds. This is a committed revolving line of credit
-------------------------------
under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $25,000,000 (the "Line of Credit" or the "Loan"). The "Expiration Date" means December 19, 2002, or such later date as may be designated by the Bank by written notice to the Borrower. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower.

     The Borrower may request that the Bank, in lieu of cash advances, issue trade and/or standby letters of credit (individually, a "Letter of Credit" and collectively the "Letters of Credit") under the Line of Credit having expiration dates not later than the Expiration Date, unless approved in writing by the Bank, and aggregating not more than $2,000,000 in face amount outstanding at any one time. The availability of advances under the Line of Credit shall be reduced by the face amount of each Letter of Credit issued and outstanding (whether or not drawn). Each payment by the Bank under a Letter of Credit shall in the Bank's discretion constitute an advance of principal under the Line of Credit and shall be evidenced by the Line of Credit Note (as defined below). The Letters of Credit shall be governed by the terms of this letter and by one or more reimbursement agreements, in form and content satisfactory to the Bank, executed by the Borrower in favor of the Bank (collectively, the "Reimbursement Agreement"). Each request for the issuance of a Letter of Credit must be accompanied by the Borrower's execution of an application on the Bank's standard forms (each, an "Application"), together with all supporting documentation. Each Letter of Credit will be issued in the Bank's sole discretion and in a form acceptable to the Bank. The Borrower shall pay the Bank's standard issuance fees, commissions and expenses therefor as shall be required by the Bank.

2 Note. The obligation of the Borrower to repay advances under the Line of ----
------
Credit shall be evidenced by a promissory note (the "Note") in form and content satisfactory to the Bank.

     This letter (the "Letter Agreement"), the Note and the other agreements and documents executed and/ or delivered pursuant hereto, as each may be amended, modified, extended or renewed from time to time, will constitute the "Loan Documents." Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Documents.

3 Interest Rate. Interest on the unpaid balance of the Line of Credit advances
---------------
will be charged at the rates, and be payable on the dates and times, set forth in the Note.

4 Repayment. Subject to the terms and conditions of this Letter Agreement, the
-----------
Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable. Interest will be due and payable as set forth in the Note, and will be computed on the basis of a year of 360 days and paid on the actual number of days that principal is outstanding.

5 Covenants. Unless compliance is waived in writing by the Bank, until payment
-----------
in full of the Loan and termination of the commitment for the Line of Credit and expiration or termination of all Letters of Credit:

          (a) The Borrower will promptly submit to the Bank such information as the Bank may reasonably request relating to the Borrower's affairs (including but not limited to annual Financial Statements and tax returns for the Borrower) or any security for the Loan.

          (b) The Borrower will notify the Bank in writing of the occurrence of any Event of Default or an act or condition which, with the passage of time, the giving of notice or both might become an Event of Default.

          (c ) The Borrower will comply with the financial and other covenants included in Exhibit "A" hereto.

6 Representations and Warranties. To induce the Bank to extend the Loan and upon
--------------------------------
the making of each advance to the Borrower or issuing any Letter of Credit under the Line of Credit, the Borrower represents and warrants as follows:

          (a) The Borrower's latest Financial Statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, and the results of the Borrower's operations for the period specified therein. The Borrower's Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest Financial Statements provided to the Bank, neither the Borrower nor any Subsidiary (as defined in Exhibit A) has suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

          (b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

          (c ) Each of the Borrower and the Subsidiaries has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

          (d) Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

          (e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

          (f) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

7 Fees. Beginning on the last day of the first fiscal quarter ending after the
------
date of the Note and continuing on the last day of each quarter thereafter until the Expiration Date, the Borrower shall pay a commitment fee to the Bank, in arrears, at the rate of one-quarter of one percent (.25%) per annum on the average daily balance of the Line of Credit which is unused and uncancelled during the preceding quarter. The commitment fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

8 Expenses. The Borrower shall also reimburse the Bank for the Bank's expenses
----------
(including the reasonable fees and expenses of the Bank's outside and in-house counsel not to exceed $4,000) in documenting and closing this transaction, in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrower's Obligations to the Bank, including but not limited to enforcement actions relating to the Loan.

9 Other Conditions to Advances. The Bank will not be obligated to make an
------------------------------
advance or to issue any Letter of Credit under the Line of Credit until the Borrower has provided the following, all in form and content satisfactory to the
Bank: certified resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement and the other Loan Documents; certified certificate or incorporation and by-laws of the Borrower and a certificate of good standing from the Commonwealth of Pennsylvania; and an opinion of counsel to the Borrower addressing such matters relating to the Borrower and this transaction as the Bank may reasonably request.

10 Additional Provisions. Before the first advance under the Loan and/or the
------------------------
issuance of any Letter of Credit, the Borrower shall execute and deliver to the Bank the Note, an Application for each Letter of Credit and the Reimbursement Agreement (if applicable) and other required Loan Documents and such other instruments and documents as the Bank may reasonably request. The Bank will not be obligated to make any advance or to issue any Letter of Credit under the Line of Credit if any Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

     Prior to execution of the final Loan Documents, the Bank may terminate this Letter Agreement if a material adverse change occurs with respect to the Borrower, or if the Borrower fails to comply with any of the terms and conditions of this Letter Agreement.

     This Letter Agreement is governed by the laws of the Commonwealth of Pennsylvania. No modification, amendment or waiver of any of the terms of this Letter Agreement, nor any consent to any departure by the Borrower therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. When accepted, this Letter Agreement and the other Loan Documents will constitute the entire agreement between the Bank and the Borrower concerning the Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Loan.

     The Borrower agrees to indemnify the Bank (and its directors, officers, employees, agents and controlling persons) against any and all claims, losses, damages, liabilities, costs and expenses (including, by way of example only, reasonable fees and expenses of counsel and expert witnesses) which may be incurred by any of them in connection with any investigation, litigation or other proceeding relating to the Loan, the Loan Documents and/ or the use of proceeds of the Loan, except those solely attributable to its or their own gross negligence or willful misconduct. The Borrower's indemnification obligations are in addition to any other liability the Borrower may otherwise have, and shall survive payment in full of the Loans, termination of this Letter Agreement and the other Loan Documents, and assignment of any rights hereunder.

     The Bank will not be responsible for any damages, consequential, incidental, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and the Guarantor, as a result of this Letter Agreement, the other Loan Documents, the transactions contemplated hereby or thereby and the use of proceeds of the Loan.

     THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF THIS LETTER AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED IN ANY OF SUCH DOCUMENTS AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     If and when a loan closing occurs, this Letter Agreement (as the same may be amended from time to time) shall survive the closing and will serve as our loan agreement throughout the term of the Loan.

     To accept these terms, please sign the enclosed copy of this Letter Agreement as set forth below and the Loan Documents and return them to the Bank within 30 days from the date of this Letter Agreement, or this Letter Agreement may be terminated at the Bank's option without liability or further obligation of the Bank.

     Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business. Very truly yours,

PNC BANK, NATIONAL ASSOCIATION


By:
   -----------------------------------

Title:
      --------------------------------

ACCEPTANCE
With the intent to be legally bound hereby, the above terms and conditions are
hereby agreed to and accepted as of this          day of December, 2001.
                                         --------
BORROWER:

SEI INVESTMENTS COMPANY


By:
   -----------------------------------
           (SEAL)
Print Name:
           ---------------------------

Title:
      --------------------------------

EXHIBIT A

     A.FINANCIAL REPORTING COVENANTS:

     (1) The Borrower will deliver to the Bank:

     (a) Financial Statements for its fiscal year, within 90 days after fiscal year end, audited and certified without qualification by a certified public accountant acceptable to the Bank.

     (b) Financial Statements for each fiscal quarter, within 45 days after the quarter end, together with year-to-date and comparative figures for the corresponding periods of the prior year, certified as true and correct by its chief financial officer.

     (c ) With each delivery of Financial Statements, a certificate of the Borrower's chief financial officer as to the Borrower's compliance with the financial covenants set forth below for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. This certificate shall set forth all detailed calculations necessary to demonstrate such compliance.

     "Financial Statements" means the consolidated balance sheet and statements of income and cash flows prepared in accordance with generally accepted accounting principles in effect from time to time ("GAAP") applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).

     B. FINANCIAL COVENANTS:

     (1) The Borrower will maintain at all times a minimum Consolidated Net Worth of not less than the sum of (a) $155,152,000 plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending on December 31, 2001, plus (c) 50% of its Consolidated Net Income (but only if a positive number) for the period beginning on the first day of the then current fiscal year and ending at the end of the then most recently completed fiscal quarter.

     (2) The Borrower will maintain at all times a Consolidated Fixed Charges Coverage Ratio of at least 1.25 to 1.

     (3) The Borrower will maintain at all times a Consolidated Leverage Ratio of not more than .65 to 1.

Additional Defined Terms used in Exhibit A:

     "Capitalized Lease" means any lease obligations with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charges" for any period means on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Borrower and the Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Borrower and the Subsidiaries.

     "Consolidated Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Consolidated Fixed Charges for such period.

     "Consolidated Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income during such period plus, (ii) to the extent deducted in determining Consolidated Net Income, (A) all provisions for any Federal, state or other income taxes made by the Borrower and the Subsidiaries during such period and (B) Consolidated Fixed Charges of the Borrower and the Subsidiaries during such period.

     "Consolidated Net Income" for any period means the gross revenues of the Borrower and the Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

     (a) any extraordinary gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

     (b) any net income or any net loss during such period from any discontinued operations or the disposition thereof,

     (c )the proceeds of any life insurance policy;

     (d) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

     (e) net earnings and losses of any corporation (other than a Subsidiary) substantially all the assets of which have been acquired in any manner by the Borrower or any Subsidiary realized by such corporation prior to the date of such acquisition;

     (f) net earnings and losses of any corporation (other than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary prior to the date of such consolidation or merger;

     (g) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions;

     (h) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary;

     (i) earnings resulting from any reappraisal, revaluation or write-up of assets;

     (j) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

     (k) any gain arising from the acquisition of any Securities of the Borrower or any Subsidiary; and

     (l) any reversal of any contingency reserve, which reversal is required under GAAP to be disclosed in the financial statements of the Borrower, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

     "Consolidated Net Worth" shall mean as of the date of determination, the Borrower's consolidated capital stock accounts (net of treasury stock, at cost), plus (or minus in the case of deficit) consolidated retained earnings, minus 50% of the amount of the goodwill if any, associated with the acquisition of property which would be required by GAAP to be classified as such on the consolidated balance sheet of the Borrower and the Subsidiaries.

     "Consolidated Total Funded Debt" shall be defined as the sum, without duplication, of (a) outstanding borrowings under the Line of Credit, plus (b) the face amount of issued and outstanding letters of credit, plus (c) all other obligations of the Borrower and its consolidated Subsidiaries for borrowed money or which has been incurred in connection with the acquisition of assets, including capital lease obligations, plus (d) the amount of any securitzed assets sold with or without recourse by the Borrower and/or its subsidiaries plus, (e) all guarantees provided by the Borrower and the Subsidiaries to third parties.

     "Consolidated Leverage Ratio" shall be defined as the ratio of Consolidated Total Funded Debt to the sum of (i) Consolidated Total Funded Debt plus (ii) Consolidated Net Worth.

     "Indebtedness" as used in this Agreement means all indebtedness for borrowed money which in accordance with generally accepted accounting principles would be considered as a liability, all Rentals under Capitalized Leases, all guarantees and other contingent obligations in respect of, or obligations to purchase or otherwise acquire, Indebtedness of others, and Indebtedness of others secured by any lien on property owned by the Borrower or any Subsidiary, whether or not the Borrower or such Subsidiary has assumed such Indebtedness.

     "Interest Charges" for any period means all interest and all amortization of debt, discount and expense on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business (including those assets designated as loans receivable available for sale in accordance with GAAP).

     "Liens" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreement, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Letter Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by laws) that are not owned by a Borrower and/or one or more of the Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Rentals" means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Subsidiary" means any corporation or other entity the majority of the voting stock of which is owned, directly or indirectly, beneficially or of record, by the Borrower or any Subsidiary, or which is otherwise controlled, directly or indirectly, by the Borrower or any Subsidiary.

     C.NEGATIVE COVENANTS:

     (1) The Borrower shall not incur or permit to exist (or allow any Subsidiary to permit to exist) any Indebtedness, except (i) the borrowing under the Line of Credit, (ii) Indebtedness with an initial principal balance of $35,000,000 owing to various insurance companies under Note Purchase Agreements dated as of February 24, 1997, as amended (the "Senior Notes" or the "Note Purchase Agreements"); (iii) a term loan of $25,000,000 owing to Firstar Bank, N.A. under a Loan Agreement initially dated June 26, 2001, as amended, (iv) unsecured trade credits or debt, or open accounts incurred in the ordinary course of business or unsecured seller financing of the acquisition of assets or businesses consistent with the Borrower's business; (v) operating leases aggregating a maximum of $500,000 per month for normal business purposes; (vi) indebtedness related to purchase money security interests arising in the ordinary course of the Borrower's business and limited as noted in Section (2) below; (vii) Indebtedness which constitutes a renewal, extension, substitution, refinancing, or replacement (collectively "Restructuring") of Indebtedness of the Borrower and its Subsidiaries, provided that the resulting Indebtedness from such Restructuring shall not exceed the outstanding principal amount of such restructured Indebtedness, unless the Borrower and its Subsidiaries would be specifically permitted hereunder to incur such excess amount of Indebtedness and still continue to satisfy all financial covenants herein, (viii) non-recourse Indebtedness of the Borrower and its Subsidiaries incurred in connection with
(a) the financing of the distribution of fund shares that do not assess a front-end load or sales charge which Indebtedness expressly precludes the payment thereof from any properties or assets of the Borrower or its Subsidiaries other than 12b-1 fees, contingent deferred sales charges, and other substantially similar fees, charges, expenses or liabilities permitted under applicable law and the proceeds thereof, or (b) financing, acquisition, or purchase of trade finance receivables which Indebtedness expressly excludes the payment thereof from any properties or assets of the Borrower and its Subsidiaries other than such receivables and the proceeds thereof and (ix) additional unsecured Indebtedness in an aggregate amount not to exceed $25,000,000 (all such Indebtedness sometimes collectively called herein the "Permitted Indebtedness").

     (2) The Borrower will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except as follows (collectively the "Permitted Liens"):

     (i) Liens for property taxes and assessments or governmental charges or levies Liens securing claims or demands of carriers, warehousemen, landlords, mechanics and materialmen, provided that such Liens are being contested in good faith and that adequate reserves therefore are established in accordance with GAAP, that such contests will not materially adversely affect the operations or financial condition of the Borrower and the Subsidiaries taken as a whole, and that such taxes and assessments are promptly paid when the dispute is finally determined;

     (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have the expired, or in respect of which the Borrower or a Subsidiary shall at any time in good faith be pursuing an appeal or proceeding for a review and in respect to which a stay of execution pending such appeal or proceeding for review shall have been secured;

     (iii)Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

     (iv) Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

     (v) Liens securing Indebtedness of a Subsidiary to the Borrower or to another Subsidiary;

     (vi) Liens existing as of the date hereof and securing Indebtedness of SEI Financial Services Company ("SFS") under a Nonrecourse Note in the aggregate amount of $500,000 pursuant to the terms of a certain Nonrecourse Revolving Loan Agreement, dated as of April 28, 1995, by and between SFS and Crestar Bank, N.A., with respect to the financing of payments that SFS is required to pay to Crestar Securities Corporation in connection with the sale of the Class B shares of CrestFunds, Inc. (such Indebtedness being nonrecourse to SFS and secured by Rule 12b-1 fees and contingent deferred sales charges to be paid to SFS by CrestFunds, Inc.);

     (vii) Liens incurred after the date hereof given to secure Capitalized Leases or the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Subsidiary, including Liens on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity the owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided, however,
                                                          --------  -------
that (i) the Lien shall attach solely to the fixed assets acquired or purchased,
(ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the chief financial officer of the Borrower), and (iii) all such indebtedness shall have been incurred within the applicable limitations provided in Section (1) hereof;

     (viii) Liens renewing, extending or refunding any Lien permitted by subsections (vi) and (vii) of this Section (2), provided, however, that (i) at
                                                --------  -------
the time of such extension, renewal or refunding and after giving effect thereto, no Event of Default exists, (ii) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, and (iii) such Lien is not extended to any other property of the Borrower or any Subsidiary;

     (ix) Other Liens not otherwise permitted by subsections (i) through (viii) above, provided, however, that the Indebtedness secured thereby is permitted
       --------  -------
pursuant to Section (1) hereof; and

     (x) Liens on Rule 12b-1 Fees, contingent deferred sales charges, other substantially similar fees, charges, expenses or liabilities permitted under applicable law, and trade finance receivables and the proceeds thereof, provided that the Indebtedness secured thereby is permitted pursuant to Sections (1) hereof;

provided, however, that the aggregate Indebtedness of the Borrower and the
--------  -------
Subsidiaries subject to Permitted Liens hereunder shall never exceed twenty percent (20%) of Consolidated Net Worth. For purposes of this Section (2), any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien permitted pursuant to Section (1) shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

     (3) Except as otherwise expressly permitted under this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction with the Borrower, the Subsidiaries or other affiliates, except in the ordinary course of business, pursuant to the reasonable requirements of that entity's business, and upon fair and reasonable terms which are fully disclosed to the Bank and could be obtained in a reasonably comparable arm's length transaction with an unrelated third party (including, without limitation, the continuance of or establishment of transactions specified in Schedule I hereto or as otherwise previously approved in writing by the Bank); provided, however, that such limitation shall not apply
                         --------  -------
to or affect the power of the Borrower to acquire, accept and repay unsecured loans and advances from the owner or a Subsidiary of the Borrower or limit reasonable management fees or dividends which might be payable by the Borrower to its owner or from a Subsidiary to the Borrower or another affiliate (assuming such repayment, fees or dividends can be made without breach of the financial covenants or other provisions of this Letter Agreement).

     (4) The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other organization or entity, or discontinue or eliminate any business line or segment, provided that (a) the
                                                       --------
Borrower or a Subsidiary may merge with another organization or entity if (i) the Borrower or such Subsidiary is the corporation surviving such merger and such survivor is an organization or entity organized under the laws of the United States of America or one of its States (unless such survivor is a Subsidiary which is already an existing foreign organization), and (ii) immediately after giving effect to such merger, no Event of Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, at any time, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, after the effective date of the transaction constitutes more than fifteen percent (15%) of Consolidated Total Assets as set forth or reflected on the most recent consolidated balance sheet of the Borrower in accordance with GAAP.

     (5) The Borrower will not, and will not permit any Subsidiary to, make any Investments, other than:

     (i) Investments existing as of the date hereof and reflected on Schedule I hereof;

     (ii) Investments by the Borrower and its Subsidiaries in and to other Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary;

     (iii) Investments in commercial paper maturing in 270 days or less from the date of acquisition which, at the time of acquisition by the Borrower or any Subsidiary, is accorded the highest rating by S&P, Moody's or other nationally recognized credit rating agency of similar standing;

     (iv) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve (12) months or less from the date of acquisition thereof;

     (v) Investments in certificates of deposit maturing within one year from the date of acquisition thereof, issued by any bank or trust company (A) which is organized under the laws of the United States of America or any State thereof, and (B) which has capital, surplus and undivided profits aggregating at least $250,000,000;

     (vi) Investments in property to be used in the ordinary course of business of the Borrower and its Subsidiaries, including assets designated as loans receivable available for sale in accordance with GAAP;

     (vii) Investments in new mutual funds or other pooled investment vehicles sponsored, managed or administered by the Borrower or any Subsidiary, provided,
                                                                      --------
however, that the amount of any Investment in any new mutual fund or other
-------
pooled investment vehicle administered (but not sponsored or managed) by the Borrower or any Subsidiary shall not exceed the lesser of (A) $500,000, or (B) the minimum amount of such Investment required by applicable law;

     (viii) Investments in the Borrower's common stock related to a disclosed stock repurchase or buy-back plan;

     (ix) Investments in repurchase agreements with a term of not more than 365 days; and

     (x) Any other Investments, provided that immediately after giving effect thereto the aggregate outstanding value of all such other investments (valued immediately after giving effect thereto) would not exceed the greater of (A) $12,000,000 and (B) 10% of Consolidated Net Worth, both determined as of the date that such additional other Investment is made.

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

In valuing any Investments for the purpose of applying the limitations set forth in this Section (5), such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or application or depreciation therein, but less any amount repaid or recovered on account of capital or principal. For purposes of this Section (5), at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

     (6) The Borrower will not make or permit any change in its form of organization or the nature of its business as carried on as of the date of this Letter Agreement or permit any person to become the owner of more than thirty percent (30%) of its outstanding shares other than the Borrower and its Subsidiaries, any employee benefit plan of the Borrower or its Subsidiaries, any person appointed or entity organized or established by the Borrower for or pursuant to any such employee benefit plan, and Alfred P. West, Jr. or his spouse, and/or a member of his immediate family or, without prior notice to and written approval by the Bank (which approval shall not be unreasonably withheld), permit a material change in the members of the Borrower's Board of Directors or the Borrower's senior management.

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